Exhibit 3.45

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “TERRA HOUSTON AMMONIA, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2005.
     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “TERRA HOUSTON AMMONIA, INC.” WAS INCORPORATED ON THE FOURTH DAY OF JUNE, A.D. 1996.
     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

2630311 8300 050166934	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3709061 DATE: 02-28-05

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MISSISSIPPI CHEMICAL MANAGEMENT COMPANY”, CHANGING ITS NAME FROM “MISSISSIPPI CHEMICAL MANAGEMENT COMPANY” TO “TERRA HOUSTON AMMONIA, INC.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2005, AT 12:17 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2630311 8100 050166376	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3709023 DATE: 02-28-05

CERTIFICATE OF INCORPORATION
OF
MISSISSIPPI CHEMICAL MANAGEMENT COMPANY
ARTICLE I
     The name of the Corporation is Mississippi Chemical Management Company.
ARTICLE II
     The name of the Corporation’s registered agent and the address of its registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
ARTICLE III
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
     The total number of shares of capital stock which the Corporation shall have the authority to issue is three thousand (3,000) shares of Common Stock, $.01 par value.
ARTICLE V
     In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.
ARTICLE VI
     The incorporator is Albert R. Fox, Jr., whose mailing address is 1717 Main Street, Suite 2800, Dallas, and Texas 75201.
ARTICLE VII
     The number of directors constituting the initial Board of Directors is three (3), and the name and address of the persons who are to serve as directors until the first annual meeting of the stockholders or until their respective successors are elected and qualified are:

Name	Address
Charles O. Dunn	P.O. Box 388, Yahoo City, Mississippi
39194-0388
C.E. McCraw	P.O. Box 388, Yahoo City, Mississippi
39194-0388
Robert E. Jones	P.O. Box 388, Yahoo City, Mississippi
39194-0388
ARTICLE VII
     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE IX
     A. Right to indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the

Corporation shall indemnify any such indemnitee in connection with a proceeding initialed by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
     B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law, Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
     C. Non-Exclusjyity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE X
     No stockholder of the Corporation shall by reason of his holding shares of any class of its capital stock have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class or any other security, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.
ARTICLE XI
     Cumulative voting for the election of Directors shall not be permitted.
     IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby certifies that the facts herein stated are true, and accordingly has signed this instrument this 4th day of June, 1996.

/s/Albert R. Fox, Jr.
Albert R. Fox, Jr.
Incorporator

State of Delaware

Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “MISSISSIPPI CHEMICAL MANAGEMENT COMPANY”, FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 1996, AT 4:30 O’CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

2630311 8100 960165478	Edward J. Freel, Secretary of State AUTHENTICATION: 7976309 DATE: 06-06-96

CERTIFICATE OF CORRECTION
     The undersigned submits this certificate pursuant to Section 103(f) of the General Corporation Law of the State of Delaware to correct a document which is an inaccurate record of the corporate action therein referred to, or was defectively or erroneously executed, sealed or acknowledged.
ARTICLE ONE
     The name of the corporation is Mississippi Chemical Management Company.
ARTICLE TWO
     The document to be corrected is the Certificate of Incorporation which was filed in the Office of the Secretary of State on the 4th day of June, 1996.
ARTICLE THREE
     The inaccuracy, error, or defect to be corrected is Article VII of the Certificate of Incorporation. Article VII of the Certificate of Incorporation identifies the names and addresses of the directors of Mississippi Chemical Management Company. The address of all its directors is P.O. Box 388, Yazoo City, Mississippi 39194-0388, not Yahoo City as indicated on the original Certificate of Incorporation.
ARTICLE FOUR
     As corrected, Article VII of the Certificate of Incorporation reads as follows:
“ARTICLE VII
     The number of directors constituting the initial Board of Directors is three (3), and the name and address of the persons who are to serve as directors until the first annual meeting of the stockholders or until their respective successors are elected and qualified are:

Name	Address
Charles O. Dunn	P.O. Box 388, Yazoo City, Mississippi
39194-0388
C.E. McCraw	P.O. Box 388, Yazoo City, Mississippi
39194-0388
Robert E. Jones	P.O. Box 388, Yazoo City, Mississippi
39194-0388”